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                                                                      Exhibit 10

                                                                        ORIGINAL
                                                                            COPY


                              RETIREMENT AGREEMENT


          THIS AGREEMENT is made and entered into as of August 28, 2001, between ALLETE, INC. (f/k/a/ Minnesota Power, Inc.), a Minnesota corporation (the "Company"), and EDWIN L. RUSSELL ("Russell").


                                    RECITALS

          A. Russell has been employed as Chairman, President and Chief Executive Officer of the Company and, pursuant to the terms of this Agreement, resigns from these and all other positions with the Company, effective as of August 28, 2001, and as an employee of the Company, effective as of August 31, 2001.

          B. This Agreement sets forth the complete understanding between Russell and the Company regarding the commitments and obligations arising out of the termination of their employment relationship.

          NOW, THEREFORE, in consideration of the mutual obligations incurred and benefits obtained hereunder, the sufficiency of which are admitted, the Company and Russell agree as follows:


                                    AGREEMENT

          1. RESIGNATION.  Effective as of August 28, 2001, Russell resigns from
(a) his positions as Chairman, President and Chief Executive Officer of the Company, (b) his membership on the Company's Board of Directors, (c) any and all other positions held by Russell with the Company, except as an employee, or any of its subsidiaries or affiliates or any of the Boards of Directors thereof, and
(d) any positions as fiduciary or trustee of any Company benefit plan. Effective as of midnight on August 31, 2001 ("Separation Date"), Russell resigns his sole remaining position as an employee of the Company. Russell has, on the date hereof, confirmed his resignation from such positions by submitting a letter of resignation to the Company substantially in the form attached as EXHIBIT A to this Agreement. Notwithstanding Russell's continued status as an employee through midnight August 31, 2001, Russell shall not take or perform any actions in such capacity and shall remain an employee solely for purposes of receiving through such date his base compensation, vacation accrual, and continued benefit plan accruals.

          2. BENEFITS. In consideration for the release of claims set forth below and other obligations under this Agreement, the Company has made or agrees to make or provide the following benefits to Russell:

             (a) SALARY. On or before September 7, 2001, the Company shall deliver to Russell $215,333, which amount is equal to the base salary he would have earned from September 1, 2001 to December 31, 2001 if he would have continued in the employ of the Company. In addition, on January 2, 2002, the Company shall deliver to Russell $509,066, which amount represents 8/12ths of the bonus payment made to Russell in 2000. Russell shall not be entitled to any other salary or bonus payment with respect to 2001 or any portion thereof or any prior or subsequent period.


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             (b) STOCK OPTION TERMS. The parties  acknowledge that Russell holds the following unexercised non-qualified stock options granted under the Company's Executive Long-Term Incentive Plan:


             DATE OF GRANT             OPTIONS OUTSTANDING AS OF 8/28/2001
             -------------             -----------------------------------
             January 2, 1998                       20,304
             December 31, 1998                     19,696
             January 4, 1999                       40,000
             June 1, 1999                          15,890
             July 1, 1999                          19,297 (replacement options)
             July 1, 1999                          19,054 (replacement options)
             January 3, 2000                       87,466
             January 2, 2001                       55,064
                                  Total            276,771

          Contingent upon Russell's execution of this Agreement, the Company, through the Compensation Committee of its Board of Directors, has approved (1) the amendment of those Company stock options previously granted to Russell, as described above, to provide that the term of each shall expire on August 31, 2004, the third anniversary of Russell's resignation, (2) the amendment of the January 3, 2000 option to accelerate the vesting of 43,733 unvested options to August 31, 2001, and (3) the amendment of the January 2, 2001 option to accelerate the vesting of 27,532 unvested options to August 31, 2001, and that as a result of these actions an aggregate of 249,239 options shall be vested and exercisable through the close of business on August 31, 2004.

          Russell's exercise of all or any portion of the 249,239 vested options shall be governed exclusively by the respective stock option agreement and the Executive Long-Term Incentive Compensation Plan, except that there shall be no reload feature with respect to any of such 249,239 options whenever exercised, including any options exercised prior to termination of employment status on August 31, 2001. All unvested options are forfeited and, in the event Russell has not exercised the 249,239 vested options by August 31, 2004, such vested options shall also be forfeited. Russell acknowledges that all vested options are non-qualified stock options so that, upon exercise of his stock options, he will recognize (and be taxed as) ordinary income for the excess of the then fair market value of the stock acquired upon exercise of the option over the purchase price for the stock acquired.

             (c) PERFORMANCE SHARES. On account of the 1,813 performance shares awarded to Russell under the Executive Long-Term Incentive
          Compensation Plan for the performance period from January 1, 1998 through December 31, 1999, Russell shall be entitled to receive an amount in cash equal to the remaining 25% of the award (representing 1,813 shares) based upon the Company's actual results against target over the full performance period, payable on January 2, 2002. Russell shall not be entitled to any performance shares with respect to the 2000-01 performance period or any portion thereof or any subsequent period.

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             (d) SERP.  Russell  shall  receive a lump sum  distribution  of his account  balance  in the  Minnesota  Power  and  Affiliated  Companies
          Supplemental   Executive   Retirement  Plan,  which  amount  shall  be
          determined as of the close of business on the Separation Date and payable to Russell within thirty (30) days thereafter. The parties
          acknowledge   that  a  portion  of  such  account   balance  shall  be
          distributed to Russell in shares of the Company's common stock, which shares have been reserved in accordance with the terms of the Company's Executive Long-Term Incentive Compensation Plan. Russell may
          elect  to  satisfy  the  withholding   requirements   related  to  the
          distribution of such shares, by requesting in writing that the Company withhold a portion of those shares having a fair market value on the date of issuance equal to his withholding obligations.

             (e) ESOP. Russell is a participant in the Minnesota Power and Affiliated Companies Employee Stock Ownership Plan and Trust ("ESOP Plan"). Russell acknowledges that no further contributions will be made to the ESOP Plan by the Company after the date of this Agreement. Russell will be entitled to begin receiving benefits from his ESOP Plan account or to roll-over the amount in his account at the times and under the terms and conditions set forth in the ESOP Plan.

             (f) DEFINED RETIREMENT BENEFIT. The parties acknowledge that Russell has a vested benefit under the Minnesota Power and Affiliated Companies Employees Retirement Plan A ("Defined Retirement Plan"). Upon attaining the age of 65, Russell shall be entitled to begin receiving a monthly benefit based on his years of credited service to the date of this Agreement in accordance with the terms and conditions set forth in the Defined Retirement Plan.

             (g) SUPPLEMENTAL RETIREMENT PLAN. Russell is a participant in the Minnesota Power and Affiliated Companies Supplemental Retirement Plan ("SRP Plan"). Russell acknowledges that no further contributions will be made to the SRP Plan by the Company after the Separation Date. Russell will be entitled to begin receiving benefits from his SRP Plan account or to roll-over the amount in his account at the times and under the terms and conditions set forth in the SRP Plan.

             (h) MEDICAL REIMBURSEMENT ACCOUNT. The parties acknowledge that Russell has made a $4,000 medical reimbursement election for calendar year 2001 under the Company's Medical Reimbursement Plan. Russell shall be entitled to receive reimbursement of up to $4,000 for medical claims and expenses incurred prior to January 1, 2002, subject to Russell's submission of appropriate documentation on or prior to the close of business on April 30, 2002.

             (i) MEDICAL, DENTAL, LIFE INSURANCE BENEFITS. The Company shall maintain, at its expense, family coverage under the medical, dental and life insurance plans in which Russell was a participant as of the Separation Date and will pay the COBRA premiums for those benefits to be continued until the expiration of the 18-month period following the Separation Date, PROVIDED, HOWEVER, that to the extent that the Company may modify or terminate the medical, dental or life insurance coverage provided to its executive-level employees generally, the Company may likewise modify or terminate the coverage provided to Russell. Following the expiration of the 18-month period, Russell may procure and maintain, at his expense, private family insurance coverage for similar benefits and the

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

          Company will reimburse Russell up to a maximum of $12,000 per year for the cost of such coverage. Notwithstanding the foregoing, all insurance benefits to be provided under this Section 2(i) shall terminate when Russell becomes a participant under another group insurance plan through a new employer or Russell reaches the age of 65, whichever occurs first. Russell agrees to notify the Company when he begins participation in another group plan.

             (j) VACATION PAY. Within ten (10) days after the date of this Agreement, the Company shall deliver to Russell a lump-sum payment in respect of Russell's accrued, unused vacation days as of August 31, 2001.

             (k) SPLIT DOLLAR INSURANCE. The parties acknowledge and agree that, effective as of the date hereof, the Split Dollar Insurance Agreement, the related Compensation Agreement and the transactions contemplated thereby are terminated without any further liability by one party to the other. Effective the date of this Agreement, the Company shall be the sole and exclusive owner of such split-dollar life insurance policy, including all rights to continue the insurance or receive any cash values. Russell represents that he has not and will not modify, alter or take any action to receive any benefits under such Split Dollar Insurance, including receiving or using any cash value or other policy right to reduce the amount to be received by the Company as a result of its payment of the premiums on such policy. Russell agrees to execute, or cause to be executed, appropriate assignments to effect the transfer to the Company of all policy rights under such split-dollar life insurance policy, including the cash value of $684,271.00.

             (l) TRANSFER OF AUTOMOBILE. The Company agrees to transfer to Russell by September 17, 2001 the ownership of the Cadillac automobile that Russell has used. Russell shall be responsible for all insurance and maintenance costs associated with the automobile. Russell acknowledges that the transfer of ownership of the automobile will constitute income to him and that he is responsible for the payment of any federal income tax and any other taxes due upon transfer.

             (m) OUTPLACEMENT. The Company agrees to pay up to Twenty-Five Thousand Dollars ($25,000) for outplacement and other professional services provided to Russell, subject to the submission of appropriate documentation from the service provider(s).

             (n) BUSINESS EXPENSES. The Company shall reimburse Russell for all business expenses incurred in the ordinary of business by Russell on or before the date hereof, but not submitted for reimbursement at such date, to the extent reimbursable under the Company's normal expense reimbursement policies and procedures and submitted for payment on or before October 1, 2001.

             (o) TAX GROSS-UP. The Company agrees to pay Russell that amount which is necessary to reimburse him on an after-tax basis for any imputed income associated with the use of the Company's aircraft on the basis consistent with past practice.

             (p) OFFICE SPACE. The Company shall, upon submission of appropriate documentation, pay up to $2,000 monthly to maintain office space and part-time executive

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

          secretarial support for Russell through May 31, 2002, at a location selected by Russell that is acceptable to the Company.

          3. WITHHOLDING.  All amounts  payable by  the Company to Russell under
Section 2 above shall be reduced for any applicable withholding taxes

          4. OTHER BENEFITS. Except as expressly provided in this Agreement, Russell will not be eligible to participate in any of the Company's employee benefit plans after the date of this Agreement. Russell acknowledges that the designation of this agreement as a Retirement Agreement shall not be deemed to constitute a "retirement" for purposes of any plan, policy or benefit of the Company since Russell has not attained the requisite number of years of service or age to qualify for retirement benefits.

          5. FULL COMPENSATION. Russell acknowledges and agrees that the payments that will be made to Russell or for his benefit and the extension of the time within which to exercise his vested stock options provided for under this Agreement will compensate him for and extinguish any and all of his claims arising out of his employment and other positions with the Company and the termination of his employment and other positions with the Company, including but not limited to all of his claims for any type of legal or equitable relief under any agreement, policy, plan, handbook or procedure of the Company applicable to Russell in any capacity. Nothing in this Agreement shall affect Russell's right to unpaid salary or benefits under the applicable plans through the August 31 Separation Date.

          6. MUTUAL GENERAL RELEASES. Except with respect to the parties' respective rights and obligations under this Agreement, each of Russell and the Company, and their respective representatives, successors and assigns, agrees to release and forever discharge one another and their respective affiliates, subsidiaries, predecessors, successors, related entities, insurers and the current and former officers, directors, shareholders, employees, attorneys, agents and trustees or administrators of any benefit plan of each of the foregoing (any and all of which are referred to as "Releasees") generally from any and all charges, complaints, claims, promises, agreements, causes of actions, damages, and debts of any nature whatsoever, known or unknown (collectively "Claims"), which either party have, claim to have, ever had, or ever claimed to have had against Releasees up through the date of execution of this Agreement, including but not limited to any Claims under the common law or any statute.

          7. REPRESENTATIONS AND COVENANTS BY RUSSELL.

             (a) NO PENDING CLAIMS. Russell hereby represents, with the knowledge and intent that the Company will rely upon such representations in entering into this Agreement, that he has not filed any action, complaint, charge, grievance or arbitration against the Company or any of its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan.

             (b) COVENANT NOT TO SUE. Russell covenants that neither he, nor any of his respective heirs, representatives, successors or assigns, will commence, prosecute or cause to be commenced or prosecuted against the Company or any of its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan any action or other proceeding based

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

          upon any claims, demands, causes of action, obligations, damages or liabilities which are to be released by this Agreement, nor will Russell seek to challenge the validity of this Agreement, except that this covenant not to sue does not affect Russell's future right to enforce in a court of competent jurisdiction the terms of this Agreement.

             (c) RECORDS, DOCUMENTS, PROPERTY. Upon his execution of this Agreement, Russell will promptly return to the Company (i) all its records, correspondence, computer tapes and disks, and documents in his possession at the time he signs this Agreement, and (ii) all property of the Company, including corporate credit cards and keys, in his possession at the time he signs this Agreement. Russell hereby represents that he has returned, or, within 15 calendar days after the date of this Agreement, will return to the Company all of its property in his possession or under his control, including, without limitation, keys, badges, computer disks, financial information, reports, other documents and copies of same. Russell understands that these representations are material, and the Company is relying on these representations in entering into this Agreement.

          8. CONFIDENTIAL INFORMATION.

             (a) DEFINITION. Russell recognizes that by virtue of his employment with the Company, Russell has acquired certain non-public information with respect to the Company and its operations (the "Confidential Information"). Russell recognizes and acknowledges that the
          Confidential Information constitutes valuable, special and unique assets of the Company, access to and knowledge of which were essential to the performance of Russell's duties during his employment.

             (b) NON-DISCLOSURE.  Russell   agrees  to  hold  the   Confidential
          Information in trust and confidence. Russell agrees not to (i) directly or indirectly make use of the Confidential Information, (ii) reveal any Confidential Information to any other party, or (iii) divulge or use any Confidential Information for any purpose other than for the benefit of the Company, except and to the extent Russell may be required to disclose by lawful order or process of a court (in which event Russell will provide reasonable advance notice of such disclosure to the Company and will cooperate with the Company's efforts to obtain protective treatment for such information).

          9. NON-DISPARAGEMENT. Except to enforce the parties rights in accordance with Section 12 of this Agreement, each party further agrees that it or he will not, and the Company agrees that its officers and directors shall not disparage, criticize, or make negative comments about the other or its or his officers, directors, employees, suppliers or customers and will not do anything to harm the other or its or his business or to interfere with the other's relations with its or his employees, suppliers or customers. Notwithstanding the foregoing, the parties agree that any statements made that are consistent with the press release issued by the Company on the date hereof shall not violate their respective obligations under this Section 9 of the Agreement. A copy of the press release is attached as Exhibit B to this Agreement.

          10. ASSISTANCE WITH CLAIMS INVOLVING OR BY THE COMPANY. In consideration of the consideration provided to Russell under Section 2 above, Russell agrees that, at anytime hereafter, he will make himself reasonably available to the Company (consistent with any obligations Russell may have to any future employer or business in which he engages) for consultation (including

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appearance as a witness for the Company) regarding the Company's past operations or any pending or future lawsuits involving or by the Company or its affiliates where Russell has or may have knowledge of the underlying facts. Russell shall be reimbursed by the Company for reasonable travel expenses incurred in providing such assistance. In addition, Russell will not voluntarily aid, assist, or cooperate with any actual or potential claimants or plaintiffs or their attorneys or agents in any claims or lawsuits proposed to be asserted, pending or commenced on the date hereof or in the future against the Company or its affiliates; PROVIDED, HOWEVER, that nothing in this Agreement will be construed to prevent Russell from testifying at an administrative hearing, a deposition, or in court in response to a lawful subpoena in any litigation or proceeding involving the Company.

          11. INDEMNIFICATION. Russell will be entitled, as a former employee or officer or director of the Company, to the same rights as are afforded to senior executive officers or directors of the Company now or in the future, to indemnification and advancement of expenses provided in the charter documents of the Company, or under applicable law, and to coverage and a legal defense under any applicable general liability and/or directors' and officers' liability insurance policies maintained by the Company.

          12. ARBITRATION.

              (a) NOTICE AND SELECTION OF ARBITRATOR. The parties agree that any dispute arising under this Agreement, other than an action at law or in equity by the Company to seek damages for or to seek injunctive relief against Russell for a violation of any provision of Sections 7 and 8, shall be submitted to arbitration before a disinterested arbitrator. Arbitration shall be commenced by service on the other party to the dispute by a written request for arbitration, containing a brief description of the matter at issue and the names and addresses of three arbitrators acceptable to the petitioner. The other party shall within thirty (30) days following receipt of such notice either select one of the proposed arbitrators or provide the names and addresses of three other arbitrators acceptable to the proposing party. If the parties are unable to agree to the selection of an arbitrator, the arbitrator shall be chosen impartially by the American Arbitration Association. The arbitration shall take place in
          Minneapolis, Minnesota if initiated by Russell and, if initiated by the Company in Chicago, Illinois.

              (b) RULES  OF  PROCEEDING.   Arbitration   proceedings  shall   be
          conducted under the commercial rules then prevailing of the American Arbitration Association. The arbitrator shall not be bound to any formal rules of evidence or procedure, and may consider such matters as a reasonable business person would take into account in decision-making.

              (c) DECISION FINAL AND BINDING. The decision of the arbitrator shall be final and binding on the parties, and may be entered and enforced in any court of competent jurisdiction.

              (d) EXPENSES. The expenses of the arbitrator and other arbitration expenses shall be paid by the party who does not prevail in whole or significant part (the "prevailing party"). Attorney fees, witness fees and other expenses incurred by the prevailing party in preparing for or presenting that party's case in the arbitration are "arbitration expenses" for purposes of this Section 12(d). The decision of the arbitrator

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
          shall include a determination as to the party which is the prevailing party and the arbitration expenses to be paid by the non-prevailing party.

          13. ADVICE TO CONSULT WITH AN ATTORNEY. Russell understands and acknowledges that he is being advised by the Company to consult with an attorney prior to signing this Agreement. Russell represents that he has consulted with an attorney to the extent that he thinks appropriate. Russell has not relied on any explanations, statements or promises made by the Company or its agents or attorneys other than as set forth in this Agreement.

          14. CONFIDENTIALITY.

              (a) TERMS OF AGREEMENT. Russell and the Company agree that neither of them shall reveal or publicize the existence of this Agreement or its terms, except under compulsion of law and as required under the rules and regulations of the Securities and Exchange Commission ("SEC"). Russell acknowledges that a copy of this Agreement will be filed as an exhibit to a filing made by the Company with the SEC and that a description of compensation paid or to be paid to him under this Agreement will be included in the Company's proxy statement. Notwithstanding the provisions of this Section 14(a), the parties may discuss the existence and terms of this Agreement with their respective attorneys, accountants and financial advisors to the extent necessary to obtain counsel and advice therefrom. Russell may also discuss the existence and terms of this Agreement with his spouse.

              (b) EMPLOYMENT REFERENCES. In the event a prospective employer contacts the Company for an employment reference with respect to Russell, the Company shall not provide any information relating to Russell or his employment history or performance with the Company except through such persons as Russell may from time to time designate in writing to the Company.

          15. COSTS. Except as provided in Sections 2(m) and 12(d) of this Agreement, each party shall bear its own costs and expenses incurred in connection with the negotiation of this Agreement and the preparation of this Agreement.

          16. NO ADMISSION. Russell agrees that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by the Company of any liability or unlawful conduct of any kind.

          17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the Company and Russell concerning Russell's separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Russell's relationship with the Company and his compensation by the Company.

          18. SEVERABILITY. In the event any one or more of the provisions of this Agreement becomes or is declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

          19. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent

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
of releasing all claims, except the rights of the Company and Russell under this Agreement. The parties represent that they have read this Agreement, they understand the terms and consequences of this Agreement and of the releases it contains, and they are fully aware of the legal and binding effect of this Agreement.

          20. GOVERNING LAW. This Agreement will be construed and interpreted in accordance with the laws of the State of Minnesota.

          21. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective personal representatives, estates, heirs, successors or assigns.

          22. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, the respective parties hereto have executed this Agreement on the day and year written below their respective signatures to this Agreement.

                                         ALLETE, INC.


                                         By: /s/David G. Gartzke
                                             -----------------------------------
                                              David G. Gartzke, President

                                         Dated as of August 28, 2001




                                         /s/Edwin L. Russell
                                         ---------------------------------------
                                         Edwin L. Russell

                                         Dated as of August 28, 2001




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

                                                                       EXHIBIT A


Board of Directors
ALLETE, Inc.
30 West Superior Street
Duluth, MN  55802


Ladies and Gentlemen:

     Pursuant to Section 1 of my  Retirement  Agreement  with ALLETE,  Inc. (the
"Company") dated August 28, 2001, I hereby submit my resignation, effective August 28, 2001, from my position as Chairman, President and Chief Executive Officer of the Company, from my membership on the Company's Board of Directors, from any and all other positions held by me with the Company, except as an employee, or any of its subsidiaries or affiliates and any positions as fiduciary or trustee of any Company benefit plan. I hereby submit my resignation from my sole remaining position as an employee of the Company, effective at midnight on August 31, 2001.


                                   Sincerely,


                                   ---------------------------------------------
                                   Edwin L. Russell

                                                                       EXHIBIT B

                                 PRESS RELEASE


                         ALLETE ANNOUNCES NEW LEADERSHIP
            David G. Gartzke to Succeed Edwin L. Russell as President


DULUTH, MINN - AUGUST XX, 2001 - ALLETE, Inc. (NYSE:ALE) today announced that David G. Gartzke, the company's senior vice president of finance and chief financial officer, has been named president and elected to ALLETE's board of directors. Gartzke succeeds Edwin L. Russell, who is stepping down as ALLETE's president, CEO and chairman. He has held those positions since 1996.

"It has been a great opportunity to bring ALLETE to this strong plateau," said Russell. "I have been thinking about transition over the summer and with the Company in excellent shape and with a talented management team in place, now is a good time to do it. After six years it's Dave Gartzke's turn at bat and I wish him every success in his new role and responsibilities. We have worked closely together and I know his skills and insight will serve ALLETE well."

 "I am honored and excited to lead this company and eager to build on ALLETE's record of strong growth, diversification and stability," Gartzke said. "Above all, I am committed to finding new ways to maximize shareholder value by closely evaluating the strategic value of the company's assets, including ways to reposition those assets."

"We want to thank Ed for how the Company has been successfully transformed into a multi-services business and welcome David in his new role," said Nick Smith, chairman of the executive committee of ALLETE's board of directors. "We are confident that David's intimate understanding and his proven strategic creativity, vision and leadership, will help further build a company whose assets are fully valued by Wall Street.

ALLETE will conduct a conference call at 9 a.m. eastern standard time August 2X, 2001. To access the call...

ABOUT ALLETE

ALLETE, Inc., is a multi-services company with corporate headquarters in Duluth, Minnesota. ALLETE holdings include the second largest wholesale automobile auction network in North America; the leading provider of independent auto dealer inventory financing; the largest investor-owned water utilities in Florida and North Carolina; significant real estate holdings in Florida and a low-cost electric utility that serves some of the largest industrial customers in the United States.

SAFE HARBOR STATEMENT UNDER THE SECURITIES REFORM ACT OF 1995

The statements contained in this release and statements that ALLETE may make orally in connection with this release that are not historical facts are forward-looking statements.

Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risk and uncertainties and investors are directed to the risk discussed in the documents filed by ALLETE with the Securities and Exchange Commission.


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